UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 28, 2024

COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On October 28, 2024 (the “Closing Date”), Rayonier A.M. Products Inc., a Delaware corporation (the “Borrower”), a wholly owned subsidiary of Rayonier Advanced Materials Inc., a Delaware corporation (“RYAM”), entered into a Term Loan Credit Agreement (the “New Term Loan Agreement”), as borrower, with RYAM and certain of its subsidiaries, as guarantors, Oaktree Capital Management, L.P., as lead lender (“Oaktree”), certain affiliates of and funds managed by Oaktree, certain affiliates of and funds managed by Blue Torch Capital, LLC, Silver Point Capital, L.P. (“Silver Point”), and certain affiliates and managed funds of Silver Point, as lenders (collectively, the “Term Lenders”), and Alter Domus (US) LLC, as administrative agent and collateral agent.

The New Term Loan Agreement will provide for a senior secured term loan facility of $700 million (the “New Term Loan Facility”), the proceeds of which will be used (together with cash on hand) to (a) purchase or satisfy and discharge and/or legally defease and redeem all of the Borrower’s existing 7.625% Senior Secured notes due 2026 (the “2026 Notes”), (b) repay the Borrower’s indebtedness under (i) the existing Term Loan Agreement (the “Existing Term Loan Agreement”), dated as of July 20, 2023, among RYAM Lux SARL, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Oaktree Fund Administration, LLC, as administrative agent, and Computershare Trust Company, N.A., as collateral agent, and (ii) the existing Loan Agreement (the “Existing Intercompany Loan Agreement), dated as of July 20, 2023, among RYAM Lux SARL, as lender, RYAM, as borrower, and certain of RYAM’s subsidiaries from time to time party thereto, as guarantors, and (c) pay related fees and expenses.

Borrowing under the New Term Loan Facility is subject to the satisfaction of certain conditions, including (i) the substantially concurrent purchase or satisfaction and discharge and/or legal defeasance and redemption by the Borrower of all of the 2026 Notes and (ii) the substantially concurrent repayment of the obligations of RYAM and its subsidiaries under the Existing Term Loan Agreement and the Existing Intercompany Loan Agreement.

The Borrower’s obligations under the New Term Loan Agreement are guaranteed by RYAM and its domestic and Canadian subsidiaries (subject to certain customary exclusions) (collectively, the “Guarantors”), and such guarantees are secured by the assets of such Guarantors on a first lien basis (subject to certain customary exclusions).

Loans under the New Term Loan Facility (“Loans”) will initially accrue interest at a rate per annum equal to three-month Term SOFR plus 7.00%, subject to adjustment based on the Borrower’s consolidated secured net leverage ratio and amortize in equal quarterly installments of 0.25% of the initial principal amount, commencing with the first full fiscal quarter after the Closing Date. The New Term Loan Facility matures on the five year anniversary of the Closing Date.

The Borrower may voluntarily prepay outstanding Loans under the New Term Loan Facility at any time, subject to customary “breakage” costs. The Borrower will be required to prepay outstanding Loans (a) with the net proceeds of certain asset sales (subject to certain reinvestment rights) and debt issuances, (b) with a certain percentage (based on RYAM’s consolidated secured net leverage ratio) of RYAM’s excess cash flow, and (c) upon certain transactions constituting a change of control, in each case subject to customary exceptions. In addition, any voluntary prepayment of Loans, and any mandatory prepayment of Loans made using the proceeds of an asset sale (excluding, among other exceptions, any sale of the Temiscaming High-Yield Pulp & Paperboard Asset (as defined in the New Term Loan Agreement)) or debt issuances, or upon a change of control, in each case, on or prior to the third anniversary of the Funding Date (as defined in the New Term Loan Agreement) are subject to the following prepayment premiums: (i) on or prior to the date that is eighteen (18) months after the Funding Date, a customary make-whole amount plus 2.00% of the aggregate principal amount of the Loans so prepaid, (ii) after the date that is eighteen (18) months after the Funding Date but on or prior to the second anniversary of the Funding Date, 2.00% of the aggregate principal amount of the Loans so prepaid and (iii) after the second anniversary but on or prior to the third anniversary of the Funding Date, 1.00% of the aggregate principal amount of the loans so prepaid. After the third anniversary of the Closing Date, any such prepayments may be made at par plus accrued interest, subject to customary “breakage” costs.  Any mandatory prepayment using the proceeds of a sale of the Temiscaming High-Yield Pulp & Paperboard Asset made on or prior to the second anniversary of the Funding Date are subject to the following prepayment premiums: (i) on or prior to the first anniversary of the Funding date, 2.00% of the aggregate principal amount of the loans so prepaid and (ii) after the first anniversary of the Funding Date but on or prior to the second anniversary of the Funding Date, an amount equal to 1.00% of the aggregate outstanding principal amount of the Loans so prepaid.

The New Term Loan Agreement requires that the Borrower maintain a consolidated secured net leverage ratio of 5.00 to 1.00 during fiscal year 2025, 4.75 to 1.00 during fiscal year 2026 and 4.50 to 1.00 during the first fiscal quarter of 2027 and thereafter.

The New Term Loan Agreement contains certain affirmative and negative covenants that limit the ability of RYAM and its subsidiaries, among other things, and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments.  The New Term Loan Agreement contains certain events of default, including relating to a change of control. If an event of default occurs, the Term Lenders will be entitled to take various actions, including the acceleration of amounts due under the New Term Loan Agreement.

The above summary of the material terms of the New Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item. 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

A copy of RYAM’s press release with respect to the transactions described in this Report is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Term Loan Credit Agreement, dated as of October 28, 2024, by and among Rayonier A.M. Products Inc., Rayonier Advanced Materials Inc., the other subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders party thereto, and Alter Domus (US) LLC, as administrative agent and collateral agent.

99.1	Press release dated October 29. 2024, titled “RYAM Raises $700 million of Debt to Refinance its Capital Structure”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

October 29, 2024